Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2014, with respect to the consolidated financial statements of EPIRUS Biopharmaceuticals, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No 333-195818) and related Prospectus of Zalicus Inc. for the registration of 170,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts, USA

June 2, 2014